Exhibit 10.02

OGE ENERGY CORP.

FORM OF PERFORMANCE UNIT AGREEMENT

UNDER 2008 STOCK INCENTIVE PLAN

          OGE Energy Corp. (the “Company”) hereby awards, at target, to (____) (the “Participant”) (#) Performance Units pursuant to the OGE Energy Corp. 2008 Stock Incentive Plan (the “Plan”), the definitions and provisions of which are incorporated herein by reference.

The specific terms and conditions of the award are set forth hereinafter.

1.

Performance Units and Award Cycle. Each Performance Unit represents and is equal to the value of one share of Company Common Stock. Subject to the provisions of the Plan, the Performance Units awarded to the Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the award cycle established with respect thereto beginning on ____________ and ending on ____________ (the “Award Cycle”).

2.

Performance Goal Condition. The Performance Units are contingently awarded subject to the condition that the number of Performance Units, if any, earned by the Participant upon the expiration of the Award Cycle is dependent (in the manner hereinafter set forth) on the performance of Company’s total shareholder return relative to the total shareholder return of all of the companies (the “S&P Companies”) comprising the Standard and Poor’s Utilities Index as of January 1, ____ and December 31, ____ (or their successors from a merger or other combination with another company listed in such Index, but excluding any company subject to a Business Combination, as hereinafter defined on December 31, 2011). Total shareholder return (“TSR”) for any company, including the Company, shall include both price appreciation (depreciation) and cash dividends, shall be calculated in the same manner that Standard and Poor’s calculated total return as of ____________ and shall be measured by the Company’s total return that shareholders receive over the Award Cycle by investment at the first day of the Award Cycle.

The number of Performance Units earned is dependent on the performance ranking of the Company’s total shareholder return for the Award Cycle, as set forth below (expressed in terms of the Company’s position among the S&P Companies when ranked by total shareholder return for the Award Cycle):

COMPANY TSR PERCENTILE RANKING VS. S&P COMPANIES	PERCENT OF TARGET PERFORMANCE UNITS EARNED
__th percentile	200%
__th percentile	175%
__th percentile	150%
__th percentile	125%
__th percentile	100%
__th percentile	75%
__th percentile	50%
__th percentile	25%
Below __th percentile	0%

Performance Units earned for performance between the percentiles shown above will be determined by straight-line interpolation; provided, that, in all cases, the number of Performance Units which the Participant earns shall be a whole number (disregarding any fraction).

Any Performance Units awarded hereunder that the Participant does not earn at the end of the Award Cycle pursuant to the foregoing schedule shall be forfeited.

The provisions of this Section 2 shall not affect in any way any forfeiture under Section 4 below or Section 8(b) of the Plan or any provision regarding the earning of Performance Units at the 100% target level under Section 9 of the Plan upon the occurrence of a Change of Control.

For purposes of determining whether any of the S&P Companies is subject to a Business Combination on December 31, ____, a company shall be deemed subject to a Business Combination on December 31, ____,

if such company is: (i) the subject of a tender offer or exchange offer by a third party seeking to acquire more than 20% of the outstanding voting securities of such company or (ii) a party to a merger, consolidation, share exchange or reorganization agreement or an agreement providing for the sale or disposition of all or substantially all of its assets.

3.

Payout. Subject to Section 9 of the Plan, as soon as practicable following the end of the Award Cycle, but in no event later than the 15th day of the third month thereafter, the Committee shall determine and certify to the number of Performance Units earned hereunder and, after the Committee certifies in writing the number of Performance Units earned and that all other material terms of the award have been satisfied, earned Performance Units, if any, will be paid to the Participant, or on the Participant’s death, to the Participant’s beneficiary under the Plan, by issuing a certificate for shares of Common Stock equal in number to the earned Performance Units (disregarding any fraction).

4.

Forfeiture. All Performance Unit awards are subject to the terms and conditions of the Plan relating to Performance Units. If the Participant incurs a Termination of Employment for any reason on or before the end of the Award Cycle, all rights to or in respect of Performance Units awarded hereunder shall be forfeited except as provided in Section 8(b)(iii) or Section 9(a)(iii) of the Plan.

5.

Acceptance of Award. By execution of this Agreement, the Participant accepts the award, acknowledges receipt of a copy of the Plan (a copy of which is attached as Annex I), and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan, including any calculation of, or in connection with, the total shareholder return of the Company or any other company for the Award Cycle.

6.	Taxes and Other Matters.
(a)

By execution of this Agreement, the Participant agrees to pay all withholding and other taxes payable by the Participant with respect to Performance Units earned under this Agreement at such times and in such manner as the Company may request, and the Participant further agrees to comply with all Federal and State securities laws.

(b)

The Participant may elect, subject to approval of the Board of Directors or a committee composed of two or more non-employee directors within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 or any successor provision thereto, to satisfy Participant’s minimum tax withholding requirements under Federal, State and local laws and regulations thereunder, in whole or in part, by having the Company withhold shares having a fair market value equal to all or a portion of the amount so required to be withheld. The value of the shares to be withheld is to be based upon the same price of the shares that is utilized to determine the amount of withholding tax that the Participant owes. All elections under this Section 6(b) shall be (i) irrevocable, (ii) made in writing and signed by the Participant on the form prescribed by the Company and (iii) submitted to the Board of Directors prior to the date on which the Committee will determine the number of Performance Units earned hereunder or such earlier date as the Company shall prescribe.

7.	Other Condition. The award of Performance Units evidenced by this Agreement shall be subject to delivery to the Company of an executed copy of this Agreement.
OGE ENERGY CORP. By: _____________________________________________ Chairman of the Board, President and Chief Executive Officer
ACCEPTED AND AGREED TO this _____ day of _______. Participant

OGE ENERGY CORP.

PERFORMANCE UNIT AGREEMENT

          OGE Energy Corp. (the “Company”) hereby awards, at target, to (____) (the “Participant”) (#) Performance Units pursuant to the OGE Energy Corp. 2008 Stock Incentive Plan (the “Plan”), the definitions and provisions of which are incorporated herein by reference.

The specific terms and conditions of the award are set forth hereinafter.

1.

Performance Units and Award Cycle. Each Performance Unit represents and is equal to the value of one share of Company Common Stock. Subject to the provisions of the Plan, the Performance Units awarded to the Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the award cycle established with respect thereto beginning on ____________ and ending on ____________ (the “Award Cycle”).

2.

Performance Goal Condition. The Performance Units are contingently awarded subject to the condition that the number of Performance Units, if any, earned by the Participant upon the expiration of the Award Cycle is dependent (in the manner hereinafter set forth) on the Company’s Average Earnings Per Share Growth during the Award Cycle. Average Earnings Per Share Growth shall mean the amount obtained by multiplying one-third times the percentage increase or decrease in the Company’s earnings per share for the year ended December 31, ____ as compared to the Company’s earnings per share for the year ended December 31, ____, of $____. Thus, for example, if the Company’s earnings per share were $____ for the year ended December 31, ____, the Company’s Average Earnings Per Share Growth would be ____% [1/3 x ($____)]. For purposes of the foregoing, all percentages shall be calculated to the nearest one-hundredth of one percent and the Company’s earnings per share for any year shall be the consolidated diluted earnings per average common share of the Company as reported on the Company’s Consolidated Statement of Income for such year. The number of Performance Units earned for the Award Cycle shall be determined in accordance with the following chart:

COMPANY’S AVERAGE EARNINGS PER SHARE GROWTH	PERCENT OF TARGET PERFORMANCE UNITS EARNED
____%	200%
____%	175%
____%	150%
____%	125%
____%	100%
____%	75%
____%	50%
Below ____%	0%

Performance Units earned for performance between the percentiles shown above will be determined by straight-line interpolation; provided, that, in all cases, the number of Performance Units which the Participant earns shall be a whole number (disregarding any fraction).

Any Performance Units awarded hereunder that the Participant does not earn at the end of the Award Cycle pursuant to the foregoing chart shall be forfeited.

The provisions of this Section 2 shall not affect in any way any forfeiture under Section 4 below or Section 8(b) of the Plan or any provision regarding the earning of Performance Units at the 100% target level under Section 9 of the Plan upon the occurrence of a Change of Control.

3.

Payout. Subject to Section 9 of the Plan, as soon as practicable following the end of the Award Cycle, but in no event later than the 15th day of the third month thereafter, the Committee shall determine and certify to the number of Performance Units earned hereunder and, after the Committee certifies in writing the number of Performance Units earned and that other material terms of the award have been satisfied, earned Performance Units, if any, will be paid to the Participant, or on the Participant’s death, to the Participant’s beneficiary under the Plan, by issuing a certificate for shares of Common Stock equal in number to the earned Performance Units (disregarding any fraction).

4.

Forfeiture. All Performance Unit awards are subject to the terms and conditions of the Plan relating to Performance Units. If the Participant incurs a Termination of Employment for any reason on or before the end of the Award Cycle, all rights to or in respect of Performance Units awarded hereunder shall be forfeited except as provided in Section 8(b)(iii) or Section 9(a)(iii) of the Plan.

5.

Acceptance of Award. By execution of this Agreement, the Participant accepts the award, acknowledges receipt of a copy of the Plan (a copy of which is attached as Annex I), and represents that the Participant is familiar with the terms and provisions thereof and agrees to be bound thereby. Participant further agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan, including any calculation of, or in connection with, earnings per share of the Company or any other company for the any period.

6.	Taxes and Other Matters.
(a)

By execution of this Agreement, the Participant agrees to pay all withholding and other taxes payable by the Participant with respect to Performance Units earned under this Agreement at such times and in such manner as the Company may request, and the Participant further agrees to comply with all Federal and State securities laws.

(b)

The Participant may elect, subject to approval of the Board of Directors or a committee composed of two or more non-employee directors within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 or any successor provision thereto, to satisfy Participant’s minimum tax withholding requirements under Federal, State and local laws and regulations thereunder, in whole or in part, by having the Company withhold shares having a fair market value equal to all or a portion of the amount so required to be withheld. The value of the shares to be withheld is to be based upon the same price of the shares that is utilized to determine the amount of withholding tax that the Participant owes. All elections under this Section 6(b) shall be (i) irrevocable, (ii) made in writing and signed by the Participant on the form prescribed by the Company and (iii) submitted to the Board of Directors prior to the date on which the Committee will determine the number of Performance Units earned hereunder or such earlier date as the Company shall prescribe.

7.	Other Condition. The award of Performance Units evidenced by this Agreement shall be subject to delivery to the Company of an executed copy of this Agreement.
OGE ENERGY CORP. By: _____________________________________________ Chairman of the Board, President and Chief Executive Officer
ACCEPTED AND AGREED TO this _____ day of ______. Participant